SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


        Date of Report (Date of earliest event reported) February 14, 2005
      --------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 14, 2005, AMCON issued a press release announcing its earnings for the first quarter ended December 31, 2004. The press release is furnished herewith as an exhibit and incorporated herein by reference.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated February 14, 2005, issued by AMCON Distributing Company






                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date: February 14, 2005         By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer



                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated February 14, 2005, issued by AMCON
                 Distributing Company







                               Exhibit 99.1

                               NEWS RELEASE

AMCON REPORTS FIRST QUARTER

Omaha, NE, February 14, 2005 - AMCON Distributing Company (AMEX:DIT), an Omaha, NE based consumer products company, announced today the results of its first quarter. Sales for the quarter were $215.2 million compared to $193.0
million for the same quarter in the prior year.   For the quarter, the
Company incurred a loss of $86,000 or $0.16 per diluted share compared with a net income of $514,000 or $0.96 per diluted share for the first quarter of the prior year.

William F. Wright, Chairman of AMCON, stated that, "Sales for the first quarter increased by $22.2 million during the quarter. Of this increase, $14.4 million related to an extra week of operations during the quarter which resulted from a change in our reporting period from a 52-53 week year ending on the last Friday in September to calendar months ending on September 30 of
each year.   Without the change in our reporting period, comparable sales would have increased $7.8 million with $6.5 million coming from our wholesale distribution business and $1.3 million coming from our beverage operations. Sales from Trinity Springs, Inc., which was acquired in June 2004, represented $0.7 million of the beverage operations' increase.

"Income before taxes for the first quarter decreased by $0.2 million in the wholesale distribution segment, $0.2 million in the retail health food segment and $0.6 million in the beverage segment. The decrease in the wholesale distribution segment was primarily related to a sale of securities in the prior year which provided $0.4 million of income before taxes. The reduction in our retail health food segment was primarily due to a $0.2 million increase in operating expenses. The reduction in the beverage segment was due primarily to marketing expenses incurred by Trinity Springs, which now is the Number 1 selling water in the retail health food industry, to develop distribution beyond the health food industry. The new expenses from Trinity were partially offset by a reduction of expenses from our beverage marketing and distribution subsidiary of $0.6 million, which subsidiary was recently reorganized and downsized."

Wright added "Although we incurred a small loss for the first quarter, overall our performance is ahead of plan. We reorganized our beverage marketing and distribution subsidiary during the first quarter and plan to move more functions performed by it to other companies within our affiliated
group.   Our Trinity Springs brand is currently a leader in the retail health food channel and represents the fastest growing brand in the market. In addition, we hope to be successful in introducing our Hawaiian Springs bottled water brand and other specialty beverage products to the retail health food market over the remainder of the year. We expect our beverage segment will continue to incur losses during the second and third quarters of this year as we continue to market and position our brands."

AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma
(4). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label in Hawaii and other foreign markets and purified bottled water on the island of Oahu in Hawaii. The natural spring water is bottled at the source on the Big Island of Hawaii. Trinity Springs, Inc., which was acquired in June 2004, produces and sells geothermal bottled water and a natural mineral supplement under the Trinity label. The water and mineral supplement are both bottled at the base of the Trinity Mountains in Paradise, Idaho, one of the world's deepest known sources. Trinity Springs also distributes Hawaiian Springs and other premium beverage products on the U.S. mainland. The Beverage Group, Inc. primarily markets energy drinks including HYPE, Lightnin', and other private label energy drinks.

This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com































                          AMCON Distributing Company and Subsidiaries
                        Condensed Consolidated Unaudited Balance Sheets
                            December 31, 2004 and September 24, 2004
----------------------------------------------------------------------------------------------

                                                            December 2004     September 2004
                                                             ------------     --------------
                  ASSETS
Current assets:
  Cash                                                       $    904,670       $    416,073
  Accounts receivable, less allowance for doubtful
    accounts of $0.5 million and $0.7 million,
    respectively                                               27,190,236         29,586,255
  Inventories                                                  36,617,385         36,481,014
  Income tax receivable                                           955,839          1,162,625
  Deferred income taxes                                         2,618,391          2,548,391
  Other                                                         1,179,421            708,916
                                                             ------------       ------------
          Total current assets                                 69,465,942         70,903,274

Fixed assets, net                                              20,958,714         20,095,334
Goodwill                                                        6,449,741          6,449,741
Other intangible assets                                        13,216,751         13,271,211
Other assets                                                    1,485,457          1,010,303
                                                             ------------       ------------
                                                             $111,576,605       $111,729,863
                                                             ============       ============
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                           $ 11,924,157       $ 17,762,392
  Accrued expenses                                              5,767,555          4,427,976
  Accrued wages, salaries, bonuses                              1,103,555          1,380,477
  Current liabilities of discontinued operations                   78,024            107,724
  Current portion of long-term debt                             9,562,560         11,409,234
  Current portion of subordinated debt                          1,076,219          7,876,219
                                                             ------------       ------------
  Total current liabilities                                    29,512,070         42,964,022
                                                             ------------       ------------

Deferred income taxes                                             617,794            593,018
Other long-term liabilities                                     2,807,000          2,807,000
Long-term debt, less current portion                           61,622,121         50,063,571
Minority interest                                                       -             97,100

Commitments and contingencies

Shareholders' equity:
   Series A and B cumulative, convertible preferred stock,
     $.01 par value 180,000 and 100,000 shares authorized
     and issued, respectively                                       1,800              1,000

   Common stock, $.01 par value, 15,000,000
    shares authorized, 527,062 shares issued                        5,271              5,271

  Additional paid-in capital- preferred stock                   4,294,200          2,437,355
  Additional paid-in capital- common stock                      6,218,476          6,218,476

  Accumulated other comprehensive income,
    net of tax of $0.1 million and $0.03 million, respectively    100,323             59,900
  Retained earnings                                             6,397,550          6,483,150
                                                             ------------       ------------
          Total shareholders' equity                           17,017,620         15,205,152
                                                             ------------       ------------
                                                             $111,576,605       $111,729,863
                                                             ============       ============


                         AMCON Distributing Company and Subsidiaries
                   Condensed Consolidated Unaudited Statements of Operations
               for the three months ended December 31, 2004 and December 26, 2003
----------------------------------------------------------------------------------------------
                                                                  2004             2003
                                                             -------------     ------------
Sales (including excise taxes of
 $49.6 million and $45.3 million,
 respectively)                                               $ 215,178,466    $ 193,037,116

Cost of sales                                                  199,282,768      177,972,857
                                                             -------------    -------------
     Gross profit                                               15,895,698       15,064,259
                                                             -------------    -------------
Selling, general and administrative
 expenses                                                       14,383,140       13,370,097
Depreciation and amortization                                      676,083          561,118
                                                             -------------    -------------
                                                                15,059,223       13,931,215
                                                             -------------    -------------

     Income from operations                                        836,475        1,133,044
                                                             -------------    -------------
Other expense (income):
  Interest expense                                               1,076,082          778,908
  Other income, net                                                (59,389)        (430,108)
                                                             -------------    -------------
                                                                 1,016,693          348,800
                                                             -------------    -------------

(Loss) income from operations
 before income taxes                                              (180,218)         784,244

Income tax (benefit) expense                                       (70,000)         270,000

Minority interest in loss, net of tax                              (97,100)               -
                                                             -------------    -------------

Net (loss) income                                            $     (13,118)   $     514,244

Preferred stock dividend requirements                               72,481                -
                                                             -------------    -------------
(Loss) income available to common
 shareholders                                                $     (85,599)   $     514,244
                                                             =============    =============

(Loss) earnings per share:
   Basic                                                     $       (0.16)   $        0.97
                                                             =============    =============
   Diluted                                                   $       (0.16)   $        0.96
                                                             =============    =============

Dividends per share                                          $           -    $        0.18
                                                             =============    =============

Weighted average shares outstanding:
  Basic                                                            527,062          528,165
  Diluted                                                          527,062          535,549










                        AMCON Distributing Company and Subsidiaries
                 Condensed Consolidated Unaudited Statements of Cash Flows
             for the three months ended December 31, 2004 and December 26, 2003
----------------------------------------------------------------------------------------------
                                                                 2004            2003
                                                             ------------    ------------

Net cash flows from operating activities                     $ (2,493,207)   $  4,759,176
                                                             ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets                                    (1,278,617)       (422,123)
  Proceeds from sales of fixed assets                              16,500          55,000
  Proceeds from sales of available-for-sale
   securities                                                           -         457,053
  Other                                                            (6,476)              -
                                                             ------------    ------------
  Net cash flows from investing activities                     (1,268,593)         89,930
                                                             ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (payments) proceeds on bank
   credit agreements                                           13,621,209      (4,745,546)
  Net proceeds from preferred stock issuance                    1,857,645               -
  Proceeds from borrowings of long-term debt                    1,272,667               -
  Preferred stock dividend requirements                           (72,481)              -
  Payments on long-term debt and
   subordinated debt                                          (11,982,000)       (149,172)
  Proceeds from exercise of stock options                               -             523
  Debt issue costs                                               (446,643)              -
                                                             ------------    ------------
  Net cash flows from financing activities                      4,250,397      (4,894,195)
                                                             ------------    ------------

Net change in cash                                                488,597         (45,089)

Cash, beginning of period                                         416,073         668,073
                                                             ------------    ------------

Cash, end of period                                          $    904,670    $    622,984
                                                             ============    ============

Supplemental disclosure of cash flow information:
  Cash paid during the period for interest                   $  1,012,476    $    855,112
  Cash paid (refunded) during the period
    for income taxes                                             (206,786)        879,813


FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834

-end-